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                                                                      Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-3 (Nos. 033-58121, 333-00539, 033-18043, 333-22935, 333-23733 and 333-42239) and in the
Registration Statements on Form S-8 (Nos. 033-64198 and 333-37435) of Dana Corporation of our report dated January 21, 1998 appearing on page 22 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of this Form 10-K.

PRICE WATERHOUSE LLP

Toledo, Ohio
February 27, 1998